Exhibit 32.1

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Partners Trust Financial Group, Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the Quarterly Period Ended September 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John A. Zawadzki

John A. Zawadzki

President and Chief Executive Officer

Date: November 5, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Partners Trust Financial Group, Inc. and will be retained by Partners Trust Financial Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.